[FRIED, FRANK, HARRIS, SHRIVER & JACOBSON CA LETTERHEAD]






                                                 213-689-5805
June 11, 1996



L.A. Gear, Inc.
2850 Ocean Park Boulevard
Santa Monica, California 90405

Dear Ladies and Gentlemen:

          We have acted as special counsel for L.A.
Gear, Inc., a California corporation (the "Company") in connection with the issuance of up to 600,000 additional shares (the "Shares") of common stock, no par value, of the Company to eligible nonemployee directors of the Company upon the exercise of options which have been or may be granted to them pursuant to the Company's 1992
Stock Option Plan, as amended (the "Plan"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have
(i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:

     (a)  The Restated Articles of Incorporation of the
Company, as amended to date;

     (b)  The Bylaws of the Company, as amended to date;

     (c) The records of proceedings and actions of the Board of Directors of the Company relevant to the subject matter of this Opinion;

     (d)  The Certificate of the Transfer Agent for the
Company; and



L.A. Gear, Inc.            - 2 -                June 11, 1996

     (e) A Secretary's Certificate executed on behalf of the Company by the individual who serves as its General
Counsel, Chief Administrative Officer and Secretary; and

     (f)  The Plan.

The documents referred to in items (d) and (f) above are referred to herein collectively as the "Documents."

          In all such examinations, we have assumed the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein. Insofar as statements herein are based upon our knowledge, such phrase means and is limited to the conscious awareness of facts or other information by lawyers in this firm who gave substantive attention to the representation of the Company in connection with the issuance of the Shares.

          To the extent it may be relevant to the
opinions expressed herein, we have assumed that the parties to the Documents other than the Company have the power to enter into such Documents and, with respect to the Plan, perform such Plan and to consummate the transactions contemplated thereby, and that such Documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such parties.

          Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares are duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable with no personal liability attaching to the holders thereof by reason of their ownership thereof under the General Corporation Law of the State of California.

          The opinions expressed herein are limited to the laws of the United States of America and the laws of the State of California and, to the extent relevant to the opinions expressed above, the General Corporation Law of the State of California, as currently in effect.

          The opinions expressed herein are solely for your benefit in connection with the issuance of the Shares and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.



L.A. Gear, Inc.            - 3 -                June 11, 1996

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the registration of the Shares. In giving this consent we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.



                      Very truly yours,

               FRIED, FRANK, HARRIS, SHRIVER &
                          JACOBSON


                     By:     /s/ David K. Robbins
                        --------------------------------
                        David K. Robbins